SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-28887

Date of Report: January 29, 2013

WESTPORT ENERGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3328734
(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

100 Overlook Center, 2nd Floor	08540
(Address of principal executive offices)	(Zip Code)

(609) 498-7029
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (18 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (18 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 15, 2013 Westport Energy Holdings Inc., a Delaware corporation (“Westport”) issued to YA Global Investments, L.P., a Cayman Islands limited partnership (“YA Global”) a Secured Convertible Debenture dated January 15, 2013 in the principal amount of $50,000 (“Debenture CICS-18”). Debenture CICS-18 bears interest at the rate of 9% per annum, payable at maturity. The maturity date for payment of Debenture CICS-18 is December 31, 2013. The holder of Debenture CICS-18 is entitled to convert the principal and accrued interest on the debenture into common stock of Westport (the “Common Stock”) at a conversion rate equal to the lesser of (a) $0.003, or (b) 90% of the lowest daily volume-weighted average price of the Common Stock during the 10 consecutive trading days immediately preceding the conversion date or other date of determination, subject to adjustment as provided for in the debenture. The shares of Common Stock into which Debenture CICS-18 may be converted will not be registered for resale and shall be subject to the rights and restrictions of Rule 144.

Debenture CICS-18 was issued as the seventh funding tranche pursuant to that certain Debenture Purchase Agreement Amendment between Westport and YA Global dated January 15, 2013 (the “Debenture Purchase Agreement Amendment”), which modified the “Third Funding” of $475,000 under that certain Debenture Purchase Agreement dated December 6, 2011 between Westport and YA Global so that such Third Funding would be funded in multiple tranches as follows: (i) the first of tranche of $25,000 closed on August 13, 2012; (ii) the second tranche of $25,000 closed on August 29, 2012; (iii) the third tranche of $50,000 closed on September 7, 2012; (iv) the fourth tranche of $50,000 closed on October 2, 2012; (v) the fifth tranche of $75,000 closed on November 6, 2012; (vi) the sixth tranche of $100,000 closed on December 1, 2012; (vii) the seventh tranche of $50,000 closed on January 18, 2013 and (viii) the remaining $100,000 to be closed on a date, or in further tranches on multiple dates, as may be agreed to between the parties.

The foregoing descriptions of Debenture CICS-18 and the Debenture Purchase Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents filed as Exhibits 10.1 and 10.2 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Secured Convertible Debenture dated January 15, 2013 in the principal amount of $50,000, with YA Global Investments L.P. as the “Holder” thereunder and Westport Energy Holdings Inc. as the “Company” thereunder.

10.2	Agreement dated January 15, 2013 entered into by and between Westport Energy Holdings Inc. and YA Global Investments L.P. amending the Debenture Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 29, 2013

WESTPORT ENERGY HOLDINGS INC.

By:  /s/ Stephen J. Schoepfer______________

Stephen J. Schoepfer, Chief Executive Officer